UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): May 23, 2013

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The following four proposals were submitted to a vote of the shareholders of Cash America International, Inc. (the “Company”) at its Annual Meeting of Shareholders held on May 23, 2013 (the “Annual Meeting”), and the final voting results for each proposal are set forth below. For additional information on these proposals, please see the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 (the “2013 Proxy Statement”).

Proposal 1 – Election of Directors

The seven directors listed below were elected to serve as directors of the Company until its 2014 Annual Meeting of Shareholders, until their successors are elected and qualify or until their earlier death, resignation or removal. The Board of Directors approved a reduction in the size of the Company’s Board of Directors from eight to seven effective immediately following the Annual Meeting, and the following seven directors were nominated in the 2013 Proxy Statement. The voting results were as follows:

Director Nominees	For	Withheld	Broker Non-Votes
Jack R. Daugherty	23,945,716	1,142,605	1,481,142
Daniel E. Berce	24,818,519	269,802	1,481,142
Daniel R. Feehan	23,551,456	1,536,865	1,481,142
James H. Graves	24,042,997	1,045,324	1,481,142
B. D. Hunter	23,966,184	1,122,137	1,481,142
Timothy J. McKibben	24,009,168	1,079,153	1,481,142
Alfred M. Micallef	24,008,766	1,079,555	1,481,142

Proposal 2 – Ratification of the Appointment of PricewaterhouseCoopers LLP

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013. The voting results were as follows:

	For	Against	Abstentions	Broker Non-Votes
Ratification of the Appointment of PricewaterhouseCoopers LLP	25,443,097	1,017,229	109,137	—

Proposal 3 – Advisory Vote to Approve Executive Compensation

The shareholders approved, on an advisory basis, the compensation for the Company’s named executive officers and adopted the resolution related thereto set forth in the 2013 Proxy Statement. The voting results were as follows:

	For	Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	24,791,155	172,302	124,864	1,481,142

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: May 24, 2013	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary